United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

April 29, 2011

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas		71730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on April 28, 2011. Matters voted upon were (1) election of Class III directors; (2) ratification of the Board’s appointment of KPMG LLP as the Company’s independent auditors for 2011; (3) consideration and approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers; and (4) consideration and action upon a non-binding advisory vote regarding the frequency for which future advisory votes regarding the Company’s named executive officers should occur.

The final results of voting for each of the matters submitted to the shareholders are as follows:

(1)	Election of Class III Directors for a three year term:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christoph Keller, III	11,172,894	135,164	558,517
David L. Lemmon	11,185,159	122,899	558,517
R. Madison Murphy	11,173,934	134,124	558,517

(2)	Ratification of the appointment of KPMG LLP as the independent auditors:

Votes For	11,747,803
Votes Against	110,191
Votes Abstained	8,581

(3)	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

Votes For	9,982,199
Votes Against	1,140,325
Votes Abstained	185,534
Broker Non-Votes	558,517

(4)	Consideration and action upon a non-binding advisory vote regarding the frequency for which future advisory votes regarding the Company’s named executive officers should occur.

Votes For – One Year	9,722,877
Votes For – Two Years	107,638
Votes For – Three Years	1,285,687
Votes Abstained	191,856
Broker Non-Votes	558,517

Based on these results and consistent with a majority of votes cast with respect to this matter, the Company’s Board of Directors has adopted a policy to hold an annual advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By: /s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: April 29, 2011